UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange

Act of 1934

Date of Report (Date of earliest): December 1, 2020

Commission File Number: 000-53170

GLOBAL WARMING SOLUTIONS, INC.
(Exact name of registrant as specified in charter)

Oklahoma	73-1561189
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

17891 McPhail Rd., Martintown, Ontario, Canada	K0C 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	(613) 528-1681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – Other Events

Item 8.01. Other Events.

On December 1, 2020, Global Warming Solutions, Inc. issued a press release announcing that its Research and Development department has found a very cost-effective way of producing a solid electrolyte for batteries that can be used for EV. The Company has already started laboratory testing of the battery’s electrochemical cells.

The Company’s approach in developing a new type of battery used in EV will be based on sodium as an active material in the battery anodes versus lithium which is more commonly used. The Company is in the final stages of filing a worldwide patent application for a new EV technology based on this sodium-based device.

GWSO Chief Executive Officer Dr. Vladimir Vasilenko noted that the low cost of sodium batteries has expanded the market for the sale of our new product. In addition to the electric car industry, other market niches are opening up, such as major capacity batteries for electric ocean-going ships, electric boats and yachts. Existing markets, such as the market for stationary electrical energy storage, will also expand significantly. At the same time, the development of battery production will not be limited by the rate of lithium supply.

The highlights of this R&D approach are included in the Company’s press release dated December 1, 2020, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated December 1, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WARMING SOLUTIONS, INC.

Date: December 1, 2020	By:	/s/ Vladimir Vasilenko
Vladimir Vasilenko
Chief Executive Officer

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